UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-39242	82-1751097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Clay Street, Suite 500
Oakland, California	94612
(Address of Principal Executive Offices)	(Zip Code)

(510) 457-3737

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CALB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2020, California BanCorp (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor, pursuant to which the Company issued and sold a 5.00% fixed-to-floating rate subordinated note due 2030 (the “Note”) in the principal amount of $20.0 million. The Company intends to use the net proceeds from the sale of the Note for general corporate purposes, including, but not limited to, the repayment of $12.0 million of outstanding indebtedness under a term loan.

The Note is not subject to any sinking fund and is not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries.

The Note has a stated maturity of September 30, 2030. Prior to September 30, 2025, the Company may redeem the Note only under certain limited circumstances set forth in the Note. On or after September 30, 2025, the Company may redeem the Note, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Note being redeemed, together with any accrued and unpaid interest on the Note being redeemed to but excluding the date of redemption. The Note is not subject to redemption at the option of the holder.

The Note will bear interest at a fixed rate of 5.00% per year, from and including September 30, 2020 to, but excluding, September 30, 2025. From and including September 30, 2025 to, but excluding the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month term SOFR (as defined in the Note) plus 488 basis points. As provided in the Note, the interest rate on the Note during the applicable floating rate period may be determined based on a rate other than the three-month term SOFR under certain circumstances.

Principal and interest on the Note are subject to acceleration only in limited circumstances. The Note is an unsecured, subordinated obligation of the Company, and is not an obligation of, and is not guaranteed by, any subsidiary of the Company. The Note is intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Note was offered and sold by the Company in a private placement transaction in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder (the “Private Placement”).

The form of the Note and the Purchase Agreement are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference. The foregoing descriptions of the Note and the Purchase Agreement are summaries and are qualified in their entirety by reference to the full text of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 in incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 30, 2020, the Company issued a press release announcing the completion of the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Report. The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other documents pursuant to the Securities Act, or into any filing or other document pursuant to the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 5.00% Fixed-to-Floating Rate Subordinated Note due 2030.

10.1	Form of Subordinated Note Purchase Agreement, dated September 30, 2020.

99.1	Press release dated September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA BANCORP

Date: September 30, 2020	By:	/s/ THOMAS A. SA
Thomas A. Sa
Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer